UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

YALETOWN CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136621	20-5163976
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Suite 200 - 3083 Grandview Hwy., Vancouver, B.C.	V5M 2E4
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (604) 437- 3374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Engagement agreement with Murray W. Schultz

On May 1, 2007, the Company appointed Murray W. Schultz as the Vice-President of Business and Film Development and the Chair of the Advisory Board of the Company, effective as of equal date. Mr. Schultz does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Concurrent with this appointment, the Company and Mr. Schultz entered into an engagement agreement.

Murray W. Schultz, 48, Vice President Business and Film Development, Chair of the Advisory Board of the Company. Murray W. Schultz was appointed as Vice President Business and Film Development, and Chair of the Advisory Board of the Company on May 1, 2007. Mr. Schultz is an alumni of the Vancouver Film School. Over the course of the past five years, he has served as a board member and/or advisor for the following companies: Grenville Gold, ATM Income Stream, S2C Global Systems, Hybrid Technologies, Capital Dynamics and Hydrogen Turbine Technologies. He is currently acting as the president of ATM Income Stream Inc., an ATM holding company with holdings in Canada and the US.

Engagement Agreement with Randolph Cheveldave

On May 1, 2007, the Company entered into a formal engagement agreement with Randolph Cheveldave, our sole director, President, and CEO. Mr. Cheveldave has acted as our sole director, President and CEO since inception. Mr. Cheveldave was a founder of the Company.

Randolph Cheveldave, 55, Director, President and CEO. Randolph Cheveldave is a founder of the Company. Mr. Cheveldave is a Canadian film icon with a 30-year track record in the business of financing, producing, directing and distributing film and television entertainment. He has worked extensively with industry legends such as Frances Ford Coppola, Michael Cimino and Chris Brancatto. Mr. Cheveldave has earned the respect of influential industry executives on both sides of the Canada/US border. Mr. Cheveldave is a seasoned vetran and respected member of the West Coast film and television industry, as he has worked with many cast, crew, directors, producers, studios and financiers. Since 1973, Mr. Cheveldave has produced, managed and directed over 45 film and television productions, in addition to having developed and financed several more. Mr. Cheveldave has spent his entire post education career in the film and television business. Mr. Cheveldave currently also works as a consultant to Peace Arch Entertainment.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Engagement Agreement dated May 1, 2007, entered into by and among the Company, Murray Schultz, and the individuals signatory thereto.*

10.2	Engagement Agreement dated May 1, 2007, entered into by and among the Company, Randolph Cheveldave, and the individuals signatory thereto.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yaletown Capital, Inc.

Date: May 18, 2007	By:	/s/ Randolph Cheveldave
Randolph Cheveldave
President and Chief Executive Officer